Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No.
333- 184193
Dated May 20, 2013

Rules-Based Indices

For use with institutions only, not for use with retail investors

Table of Contents

Commodities

-- Curve Alpha 10

Equities

-- Emerald

-- ProVol Balanced

-- X-Alpha

FX

-- DB Currency Returns Plus

-- Haven Plus

Rates

-- Trends Plus

-- Muni Trends Plus

-- Diversified Muni Arbitrage 2 Plus

                                                                               3
Commodity Indices
[GRAPHIC OMITTED]

                                                                               4

Curve Alpha 10

Rules-Based Approach to Commodities Carry Strategy

[]   Strategy aims to generate alpha from roll returns

     --   Commodity returns come from three sources: Collateral Yield, Spot
          Return, Roll Return

     --   Roll Return is generated in the process of replacing futures contracts approaching expiration with futures contracts having a later expiration. Investors receive positive roll returns if futures contracts prices are less than spot prices and negative roll returns if futures contracts prices are greater than spot prices

     --   Longer dated contracts typically have less negative carry when the curve slopes upward (contango)

     --   Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)

[GRAPHIC OMITTED]

[]   For each commodity in the Curve Alpha 10 Index; Long exposure via DB
     Optimum Yield Enhanced (OYE) methodology, and Short via SandP-GSCI Light
     Energy Index contracts.

     --   OYE optimizes roll returns by providing potential exposure to 3 different contracts on each commodity's curve

     --   100% Long exposure and volatility adjusted Short exposure, rebalanced monthly to maintain market neutrality

     --   Targets volatility of 10% by dynamically increasing/decreasing total commodities exposure (Exposure capped at 600%)

Curve Alpha 10

(BBG: DBRCOCUE) 5

Index Returns



Curve Alpha 10 (BBG: DBRCOCUE)
S&P 500 TR (BBG: SPTR)
Live Date
Rebased Level (10/31/02 = 100)

Annual Returns



2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013
Commodity Curve Alpha 10 (BBG: DBRCOCUE)
S&P 500 TR (BBG: SPTR)

Performance Analysis

10/31/02 to 04/30/13	Curve Alpha 10	S&P 500 TR
Compound Annualized Returns	28.7%	7.9%
Volatility (Daily Returns)	10.20%	20.24%
Sharpe Ratio	2.82	0.39
Max Draw down (Intramonth Measurement)	-21.86%	-55.25%
Start Date	08/01/11	10/09/07
End Date	04/26/13	03/09/09
Max/Min Returns		
Rolling 3 Months	37.4%, -8.5%	25.8%, -29.6%
Rolling 12 Months	126.0%, -16.6%	53.6%, -43.3%
Rolling 12 Months		
% Positive	84.48%	81.03%
% Negative	15.52%	18.97%
Average	36.17%	8.67%
Median	24.26%	11.78%
Correlation to S&P 500 TR	(0.08)	1.00

Monthly Returns Analysis

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013
Jan	6.2%	5.1%	3.7%	10.8%	-2.6%	8.6%	2.1%	-2.8%	6.5%	1.7%	-3.6%
Feb	0.2%	3.9%	8.3%	6.5%	4.4%	4.7%	-0.1%	-0.6%	2.4%	-1.1%	-3.0%
Mar	2.6%	6.2%	16.9%	1.6%	0.9%	2.4%	2.0%	0.8%	2.8%	-0.9%	-0.6%
Apr	2.1%	5.3%	8.5%	8.7%	3.4%	3.9%	0.3%	10.8%	4.2%	-4.8%	-0.6%
May	-3.2%	6.9%	1.2%	1.3%	2.4%	7.4%	-1.0%	2.2%	0.2%	-0.9%	
Jun	4.1%	6.5%	8.2%	4.1%	0.4%	3.3%	-0.3%	-5.7%	0.2%	-1.1%	
Jul	-3.1%	6.9%	4.2%	4.7%	-1.3%	1.3%	3.2%	-1.4%	0.6%	-4.9%	
Aug	-3.6%	6.1%	-0.5%	4.5%	-1.0%	-0.5%	-2.1%	2.7%	-2.0%	1.6%	
Sep	3.3%	6.4%	5.1%	-1.8%	2.2%	-2.3%	-0.5%	-1.6%	-0.6%	0.8%	
Oct	2.6%	9.6%	2.4%	-0.2%	7.1%	-0.3%	0.0%	1.1%	-0.4%	2.0%	
Nov	-0.3%	1.4%	5.9%	3.7%	5.4%	4.6%	6.7%	-2.2%	-4.1%	1.4%	
Dec	5.4%	4.0%	7.1%	2.7%	4.1%	9.1%	-5.3%	2.5%	1.4%	-2.0%	
Ann	16.9%	93.8%	97.4%	56.7%	28.1%	50.1%	4.9%	5.0%	11.4%	-8.2%	-7.6%

Source: Deutsche Bank, Bloomberg as of 04/30/13

All index returns are retrospectively calculated prior to 12/02/11 (the "Live Date"). The Index has very limited performance history and no actual investment which allowed tracking of the performance of the index was possible before its Live Date. Accordingly, the result shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not indicative of future results

Deutsche Bank

                                                                               6
Equity Indices
[GRAPHIC OMITTED]

                                                                              7
EMERALD (Equity MEan Reversion ALpha inDex)

Rules-Based Approach to Market-Neutral Equity Volatility Exposure

[]   The Index seeks to profit from daily mean reversion of the SandP 500 Index during the course of a single week

     --   Common volatility arbitrage trading strategy: long daily volatility, short weekly volatility

     --   SandP 500 daily volatility has exceeded weekly volatility 87% of the time over the past 15 years (1)

     --   Illustration: In the fall of 2008 brief but sharp rallies interrupted the dramatic sell-off frequently. Volatility observed daily topped
          70%, but volatility observed weekly registered around 50%. (2)

[GRAPHIC OMITTED]

[]   The Index offers a unique risk profile that may offset market risk

     --   The Index has risen steadily with infrequent drawdowns that were generally quickly recovered

     --   Significant positive returns in 2007-2008 (based on retrospective calculation, not actual returns) demonstrate the value the Index may offer during periods of market turmoil (see charts on following pages)

(1) Daily and weekly volatilities of the SandP 500[R] Index were observed over rolling 6-month periods from March 1998 to December 2012

(2) This was an extreme period with volatility spreads that were highly abnormal and not likely to be frequently repeated.

EMERALD

(BBG: DBVEMR)

8

Index Returns


S&P 500 TR (BBG: SPTR)
Emerald (BBG: DBVEMR)
Live Date
Rebased Level (03/16/98 = 100)
250
200
150
100
50
-
03/98
03/99
03/00
03/01
03/02
03/03
03/04
03/05
03/06
03/07
03/08
03/09
03/10
03/11
03/12
03/13

Annual Returns


2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
Emerald (BBG: DBVEMR)
S&P 500 TR (BBG: SPTR)

Performance Analysis

03/16/98 to 04/30/13	EMERALD	S&P 500 TR
Compound Annualized Returns	5.2%	4.5%
Volatility (Daily Returns)	9.44%	20.69%
Sharpe Ratio	0.55	0.22
Max Drawdown (Intramonth Measurement)	-15.66%	-55.25%
Start Date	06/28/11	10/09/07
End Date	08/08/11	03/09/09
Max/Min Returns		
Rolling 3 Months	25.5%, -7.3%	25.8%, -29.6%
Rolling 12 Months	37.5%, -4.8%	53.6%, -43.3%
Rolling 12 Months		
% Positive	85.38%	69.59%
% Negative	14.62%	30.41%
Average	5.56%	5.45%
Median	3.55%	9.80%
Correlation to S&P 500 TR	0.32	1.00

Monthly Returns Analysis

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013
Jan	-0.4%	1.2%	0.0%	-0.3%	1.1%	-1.6%	0.5%	-0.8%	0.9%	-0.1%	-0.7%
Feb	0.9%	0.8%	1.0%	0.2%	-0.4%	0.6%	0.2%	1.7%	0.2%	0.0%	2.7%
Mar	-0.8%	-0.5%	-0.2%	0.4%	-2.6%	4.2%	-0.5%	-0.8%	1.1%	0.2%	-0.7%
Apr	1.9%	-0.2%	2.1%	0.4%	-0.6%	0.4%	2.0%	1.8%	-0.8%	0.9%	1.8%
May	0.2%	0.3%	-0.2%	-2.1%	1.0%	0.2%	0.8%	1.7%	0.5%	-1.9%	
Jun	-0.1%	1.1%	0.3%	2.5%	1.0%	1.0%	0.3%	-0.3%	0.5%	1.0%	
Jul	2.5%	0.3%	0.6%	0.3%	-1.6%	3.2%	-2.3%	-0.8%	-2.2%	-0.6%	
Aug	-0.1%	-0.1%	1.4%	-0.5%	5.7%	3.5%	0.3%	0.2%	-1.6%	0.6%	
Sep	0.0%	0.9%	0.3%	0.1%	0.7%	17.5%	-0.7%	0.0%	1.5%	0.0%	
Oct	0.1%	-1.4%	2.3%	0.3%	0.2%	-1.4%	0.9%	0.7%	0.7%	-0.9%	
Nov	0.5%	-1.0%	-2.0%	0.8%	2.6%	1.3%	0.5%	0.1%	-0.2%	-0.2%	
Dec	0.1%	1.5%	0.9%	0.1%	0.6%	2.5%	0.4%	-0.3%	0.2%	1.4%	
Ann	4.6%	2.9%	6.7%	2.2%	7.9%	34.7%	2.4%	3.1%	1.0%	0.3%	3.0%

Source: Deutsche Bank, Bloomberg as of 04/30/13

All index returns are retrospectively calculated prior to 10/12/09 (the "Live Date"). The Index has very limited performance history and no actual investment which allowed tracking of the performance of the index was possible before its Live Date. Accordingly, the result shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not indicative of future results

Deutsche Bank

                                                                               9

ProVol Balanced

Rules-Based Approach to Volatility Exposure

[]   Tactical strategy utilizing meaningful indicators to allocate in the volatility asset class

[]   ProVol goes long or short implied volatility based on a signal

     --   Underlying investment is the Deutsche Bank Short-Term VIX Futures
          Index, which aims to hold a 1-month constant maturity position in VIX futures through a weighted position in first and second month futures

[]   Built upon 3 fundamental volatility indicators: Volatility Regime, Level of
     Volatility, Volatility Term Structure

     --   Volatility Regime: The Deutsche Bank Volatility Regime Model aims to capture momentum in realized volatility

     --   The principal indicator used in ProVol's allocation signal

     --   Level of Volatility (VXV Index): Level of implied volatility aims to identify suitable entry and exit points

     --   Volatility Term Structure (VXV Index / VIX Index): Isolates the
          cost/benefit of holding a long or short volatility position

[]   The combination of these 3 indicators creates the signal to allocate long or short

[]   Weak signals are ignored (result in zero allocation)

10

ProVol Balanced

(BBG: DBVEPVB)

Index Returns



1,400
1,200
1,000
800
600
400
200
-
Rebased Level (01/02/06 = 100)
ProVol Balanced (BBG: DBVEPVB)
S&P 500 TR (BBG: SPTR)
Live Date
01/06
01/08
01/10
01/12

Annual Returns



2006
2007
2008
2009
2010
2011
2012
2013
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
ProVol Balanced (BBG: DBVEPVB)
S&P 500 TR (BBG: SPTR)

Performance Analysis

01/02/06 to 04/30/13	ProVol Balanced	S&P 500 TR
Compound Annualized Returns	41.6%	5.6%
Volatility (Daily Returns)	19.17%	22.57%
Sharpe Ratio	2.17	0.25
Max Draw dow n (Intramonth Measurement)	-19.10%	-55.25%
Start Date	05/20/10	10/09/07
End Date	06/30/10	03/09/09
Max/Min Returns		
Rolling 3 Months	80.5%, -9.8%	25.8%, -29.6%
Rolling 12 Months	102.9%, -2.5%	53.6%, -43.3%
Rolling 12 Months		
% Positive	97.37%	71.05%
% Negative	2.63%	28.95%
Average	52.76%	5.96%
Median	65.27%	11.00%
Correlation to S&P 500 TR	(0.11)	1.00

Monthly Returns Analysis

	2006	2007	2008	2009	2010	2011	2012	2013
Jan	0.0%	-2.5%	-2.1%	0.6%	7.9%	0.9%	2.0%	0.0%
Feb	0.0%	3.8%	-0.4%	2.1%	9.3%	6.7%	16.6%	0.0%
Mar	0.0%	0.0%	-1.4%	-7.5%	4.5%	9.5%	-0.9%	0.0%
Apr	0.0%	0.0%	0.0%	-1.4%	0.4%	-0.2%	-1.3%	0.0%
May	0.0%	0.0%	-0.4%	6.0%	-14.0%	0.0%	13.0%	
Jun	0.0%	0.0%	1.6%	3.5%	14.8%	0.0%	4.0%	
Jul	0.0%	0.7%	2.4%	1.4%	0.4%	14.4%	6.8%	
Aug	0.0%	9.2%	9.4%	7.1%	9.6%	4.0%	0.0%	
Sep	0.0%	0.1%	45.0%	0.2%	12.4%	-2.2%	0.0%	
Oct	0.0%	3.5%	13.8%	7.1%	1.0%	8.1%	0.0%	
Nov	0.0%	2.5%	2.3%	7.5%	12.1%	3.3%	0.0%	
Dec	0.0%	-4.0%	2.1%	1.5%	7.2%	12.8%	0.0%	
Ann	0.0%	18.3%	76.1%	31.4%	73.6%	63.8%	64.4%	0.0%

Source: Deutsche Bank, Bloomberg as of 04/30/13

All index returns are retrospectively calculated prior to 09/24/12 (the "Live Date"). The Index has very limited performance history and no actual investment which allowed tracking of the performance of the index was possible before its Live Date. Accordingly, the result shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not indicative of future results

Deutsche Bank

X-Alpha

11

Rules-Based Approach to Long/Short Equity Exposure

- X-Alpha seeks to offer uncorrelated absolute return by extracting excess return from 8 regional DB Style Indices versus their market benchmarks
  - By extracting the relative performance between the DB Style Index and the benchmark in each market (an Index Pair), uncorrelated alpha can be created
- Combined exposure to 8 index pairs in 4 regions (US, Euro, UK, Japan)
  - A growth index and a value index in each region is used (4 regions, 2 styles)
    - US Value, US Growth, Euro Value, Euro Growth, Japan Value, Japan Growth, UK Value, UK Growth
    - These DB style Indices are paired against a regional equity benchmark (S&P 500 , FTSE 100, TOPIX 100 or EuroSTOXX Large)
  - The index is rebalanced each quarter, each region is weighted based on market cap
    - Base weights (before vol-targeting): 50% US, 30% Eurozone, 10% Japan, 10% UK
  - Vol target = 8% for each of the 8 index pairs (exposure between 50%-150%)
  - Vol target = 8% on the X-Alpha Index (exposure between 50%-150%)

Deutsche Bank

12

X-Alpha

(BBG: DBGLXAE)

Index Returns



S&P 500 TR (BBG: SPTR)
X-Alpha (BBG: DBGLXAE)
Live Date
Rebased Level (10/22/96 = 100)
350
300
250
200
150
100
50
-
10/96
10/97
10/98
10/99
10/00
10/01
10/02
10/03
10/04
10/05
10/06
10/07
10/08
10/09
10/10
10/11
10/12

Annual Returns



2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
X-Alpha (BBG: DBGLXAE)
S&P 500 TR (BBG: SPTR)

Performance Analysis

10/22/96 to 04/30/13	X-Alpha	S&P 500 TR
Compound Annualized Returns	4.4%	7.0%
Volatility (Daily Returns)	6.37%	20.38%
Sharpe Ratio	0.69	0.34
Max Draw down (Intramonth Measurement)	-19.50%	-55.25%
Start Date	06/22/07	10/09/07
End Date	12/04/08	03/09/09
Max/Min Returns		
Rolling 3 Months	11.3%, -8.0%	25.8%, -29.6%
Rolling 12 Months	22.0%, -12.6%	53.6%, -43.3%
Rolling 12 Months		
% Positive	71.81%	72.34%
% Negative	28.19%	27.66%
Average	4.88%	7.56%
Median	4.38%	10.56%
Correlation to S&P 500 TR	0.02	1.00

Monthly Returns Analysis

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013
Jan	0.2%	-0.8%	1.8%	4.8%	-0.8%	2.4%	2.0%	2.9%	0.7%	4.4%	-1.1%
Feb	-1.0%	1.8%	4.5%	-1.7%	1.3%	-1.7%	1.2%	-0.6%	-0.1%	-0.2%	0.3%
Mar	-1.7%	1.9%	0.1%	2.7%	2.7%	-1.8%	1.3%	-2.4%	2.3%	-0.4%	1.3%
Apr	0.9%	0.9%	-1.9%	0.1%	1.3%	1.5%	3.1%	0.1%	0.2%	0.9%	-1.4%
May	4.3%	0.0%	-0.1%	-0.1%	0.9%	0.1%	1.8%	1.9%	-1.0%	-2.9%	
Jun	-0.8%	2.4%	3.6%	1.8%	-0.7%	-1.8%	0.6%	0.8%	-0.7%	0.2%	
Jul	1.0%	0.6%	0.9%	-0.4%	-0.8%	-2.0%	-0.1%	-0.4%	-1.3%	0.9%	
Aug	2.0%	0.0%	3.0%	-2.4%	-1.9%	-1.1%	-1.2%	1.2%	-1.4%	1.0%	
Sep	0.8%	2.8%	1.9%	-1.5%	-0.8%	-2.4%	0.7%	-0.3%	-5.4%	0.2%	
Oct	0.9%	0.1%	-1.4%	1.7%	-0.3%	-1.3%	-0.6%	1.3%	3.5%	1.7%	
Nov	0.8%	2.9%	-0.3%	0.9%	-2.6%	-0.3%	-0.1%	0.7%	-1.7%	-1.2%	
Dec	-0.8%	0.9%	0.5%	-0.2%	-2.6%	0.7%	-0.3%	-0.1%	-3.0%	0.8%	
Ann	6.6%	14.6%	13.0%	5.7%	-4.4%	-7.6%	8.7%	5.2%	-8.0%	5.4%	-0.9%

On 07/17/07, Deutsche Bank made a technical change to the X-Alpha Index calculation methodology. X-Alpha Index levels prior to July 17, 2007 were not restated

Source: Deutsche Bank, Bloomberg as of 04/30/13

All index returns are retrospectively calculated prior to 10/03/06 (the "Live Date"). The Index has very limited performance history and no actual investment which allowed tracking of the performance of the index was possible before its Live Date. Accordingly, the result shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not indicative of future results

Deutsche Bank

                                                                              13

FX Indices
[GRAPHIC OMITTED]

                                                                              14

DB Currency Returns Plus

Rules-Based  Approach to Currency Exposure

[]   Benchmark exposure to three widely used FX investment styles

     --   Carry, Momentum and Value

[]   Carry: One of the most widely known and profitable strategies in currency markets are carry trades, where one systematically sells low interest rate currencies and buys high interest rate currencies

[]   Momentum: A widely observed feature of currency markets is that many exchange rates trend on a multi- year basis. Therefore, a strategy that follows the trend, may make positive returns over time.

     --   The segmentation of currency market participants with some acting quickly on news while others respond more slowly is one reason why trends emerge and can be protracted

[]   Valuation: In the long-run, currencies tend to move towards their "fair value". Consequently, systematically buying "undervalued" currencies and selling "overvalued" currencies may be profitable in the medium- term.

[]   DB Currency Returns Plus invests equally in each of the following 3 indices on a daily basis:

     --   Currency Carry Plus: Long 3 highest yielding currencies, Short 3 lowest yielding currencies

     --   Currency Momentum: Long 3 highest spot return, Short 3 lowest spot return

     --   Currency Valuation: Long 3 most undervalued currencies, Short 3 most overvalued currencies

15

DB Currency Returns Plus

(BBG: DBCRPLU)

Index Returns



300
250
200
150
100
50
-
Rebased Level (10/15/97 = 100)
DBCR Plus (BBG: DBCRPLU)
S&P 500 TR (BBG: SPTR)
Live Data
10/97
10/98
10/99
10/00
10/01
10/02
10/03
10/04
10/05
10/06
10/07
10/08
10/09
10/10
10/11
10/12

Annual Returns



2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
DBCR Plus (BBG: DBCRPLU)
S&P 500 TR (BBG: SPTR)

Performance Analysis

10/15/97 to 04/30/13	DBCR Plus	S&P 500 TR
Compound Annualized Returns	4.4%	5.2%
Volatility (Daily Returns)	5.19%	20.69%
Sharpe Ratio	0.85	0.25
Max Draw down (Intramonth Measurement)	-9.23%	-55.25%
Start Date	12/06/05	10/09/07
End Date	06/05/06	03/09/09
Max/Min Returns		
Rolling 3 Months	8.8%, -6.8%	25.8%, -29.6%
Rolling 12 Months	20.5%, -5.9%	53.6%, -43.3%
Rolling 12 Months		
% Positive	73.14%	70.29%
% Negative	26.86%	29.71%
Average	4.37%	5.92%
Median	3.80%	10.13%
Correlation to S&P 500 TR	0.15	1.00

Monthly Returns Analysis

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013
Jan	2.6%	2.0%	0.2%	-1.1%	0.5%	-1.1%	0.1%	-1.0%	-0.5%	0.9%	1.8%
Feb	1.5%	2.6%	0.3%	1.9%	-0.3%	-0.1%	1.2%	-1.0%	-0.2%	-0.2%	-0.2%
Mar	-0.5%	-1.7%	1.1%	-3.0%	0.9%	-3.0%	0.5%	1.8%	-0.1%	-1.1%	-0.1%
Apr	4.0%	-2.7%	-0.1%	-0.9%	0.8%	1.8%	1.2%	2.2%	0.6%	0.2%	1.1%
May	1.7%	-1.5%	2.3%	-3.0%	0.8%	0.6%	0.8%	-0.4%	-1.2%	0.6%	
Jun	2.9%	0.8%	3.2%	1.2%	1.9%	-0.4%	2.2%	-1.0%	-0.3%	0.0%	
Jul	-1.4%	1.7%	0.2%	1.1%	-0.7%	1.0%	-0.6%	0.7%	-1.5%	0.9%	
Aug	0.8%	1.0%	-1.3%	1.9%	-3.5%	0.7%	-0.1%	-1.1%	-0.2%	-1.3%	
Sep	0.6%	0.8%	3.8%	-0.1%	2.6%	-0.2%	0.6%	0.2%	-2.2%	0.0%	
Oct	2.4%	-0.3%	1.1%	1.5%	1.7%	3.0%	-0.2%	0.5%	0.6%	-0.2%	
Nov	1.4%	1.3%	2.4%	-0.8%	-2.8%	1.6%	-1.8%	0.3%	-0.1%	0.2%	
Dec	0.9%	0.0%	-1.9%	1.3%	1.1%	0.0%	2.5%	-1.0%	-0.8%	0.6%	
Ann	18.2%	4.1%	11.6%	-0.3%	2.9%	3.8%	6.5%	0.2%	-5.7%	0.5%	2.6%

Source: Deutsche Bank, Bloomberg as of 04/30/13

All index returns are retrospectively calculated prior to 02/28/08 (the "Live Date"). The Index has very limited performance history and no actual investment which allowed tracking of the performance of the index was possible before its Live Date. Accordingly, the result shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not indicative of future results

Deutsche Bank

                                                                              16
Haven Plus

Rules-Based  Approach to Currency Carry Exposure

[]   The index seeks to profit by borrowing in low interest rate economies and lending in high interest rate economies while aiming to reduce draw-downs through a volatility control mechanism

     --   The "Carry" trade is probably the most well known technique used to exploit the inherent inefficiencies in the FX market

     --   It is based on long term observations that currencies with higher yields are likely to move higher. Historically, higher interest rate currencies have a tendency to appreciate against currencies with lower interest rates

     --   It is therefore beneficial to be long a currency that has a higher interest rate than the currency you are short. This means you are earning the difference in interest rates (or "yield") each day you hold (or "carry") the currency pair position

[]   Index long 2 G10 and 3 other highest yielding currencies

[]   Index short 2 G10 and 3 other lowest yielding currencies

[]   Total notional exposure is adjusted by a volatility control mechanism that monitors EUR/USD volatility

17

Haven Plus

(BBG: DBHVPER)

Index Returns



400
350
300
250
200
150
100
50
-
Rebased Level (12/31/99 = 100)
S&P 500 TR (BBG: SPTR)
Haven Plus (BBG: DBHVPER)
Live Date
12/99
12/00
12/01
12/02
12/03
12/04
12/05
12/06
12/07
12/08
12/09
12/10
12/11
12/12

Annual Returns



2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
Haven Plus (DBHVPER)
S&P 500 TR (BBG: SPTR)

Performance Analysis

12/31/99 to 04/30/13	Haven Plus	S&P 500 TR
Compound Annualized Returns	9.8%	2.5%
Volatility (Daily Returns)	7.74%	20.86%
Sharpe Ratio	1.27	0.12
Max Draw down (Intramonth Measurement)	-11.54%	-55.25%
Start Date	04/08/11	10/09/07
End Date	05/23/12	03/09/09
Max/Min Returns		
Rolling 3 Months	14.1%, -9.3%	25.8%, -29.6%
Rolling 12 Months	32.5%, -8.0%	53.6%, -43.3%
Rolling 12 Months		
% Positive	85.23%	65.77%
% Negative	14.77%	34.23%
Average	10.17%	3.82%
Median	9.01%	8.54%
Correlation to S&P 500 TR	0.22	1.00

Monthly Returns Analysis

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013
Jan	2.3%	1.8%	2.2%	0.0%	1.4%	-0.4%	0.3%	-1.9%	-0.3%	3.8%	3.2%
Feb	1.4%	1.9%	2.0%	2.3%	0.3%	-0.5%	0.7%	-0.1%	0.9%	3.9%	-0.3%
Mar	-1.6%	0.2%	-0.6%	-3.9%	2.1%	-0.9%	3.7%	2.3%	2.5%	-2.7%	0.2%
Apr	7.2%	-1.3%	2.0%	-0.6%	2.7%	1.2%	1.7%	2.6%	2.0%	-0.7%	0.5%
May	1.1%	-0.7%	3.9%	-5.1%	2.9%	1.3%	2.3%	-2.1%	-2.1%	-5.2%	
Jun	3.9%	0.7%	1.8%	1.2%	2.7%	-0.8%	3.2%	-1.1%	-0.6%	4.5%	
Jul	0.1%	2.8%	0.2%	3.7%	-0.6%	3.9%	2.6%	2.5%	-2.4%	0.5%	
Aug	1.3%	1.2%	-0.8%	3.0%	-4.3%	-2.3%	0.9%	-2.4%	-0.5%	-0.4%	
Sep	1.0%	2.2%	4.3%	-0.9%	2.0%	-3.2%	1.5%	4.0%	-2.7%	0.9%	
Oct	1.1%	0.3%	1.6%	3.1%	1.4%	-0.4%	1.2%	0.6%	1.3%	0.3%	
Nov	2.4%	2.2%	2.5%	-1.6%	-0.7%	0.1%	-1.6%	-0.7%	0.1%	0.3%	
Dec	2.4%	1.7%	-2.8%	3.1%	0.1%	-0.3%	2.3%	-0.2%	-2.1%	0.8%	
Ann	24.7%	13.7%	17.0%	4.0%	10.3%	-2.4%	20.3%	3.3%	-4.1%	5.6%	3.5%

Source: Deutsche Bank, Bloomberg as of 04/30/13

All index returns are retrospectively calculated prior to 10/09/10 (the "Live Date"). The Index has very limited performance history and no actual investment which allowed tracking of the performance of the index was possible before its Live Date. Accordingly, the result shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not indicative of future results

Deutsche Bank

                                                                              18

Rates Indices
[GRAPHIC OMITTED]

                                                                              19

Trends Plus

Rules-Based Approach to Interest Rate Exposure

[]   Seeks to capture returns generated by trends in short-term interest rates by systematically selecting long or short positions based upon Fed's behavior -- enables the index to extract alpha returns in all macro-economic environments

[]   The index is rebalanced quarterly with a combination of trend and carry components

     --   Trend: The movements in 3m USD Libor looking back 3 months

     --   If 3m Libor has gone down by 50 bps or more since the last quarterly roll date, enter the short term rate decrease position by going long
          5th Eurodollar (interest rate) futures contracts (when rates fall, futures prices rise) on a 10x levered basis -- If 3m Libor has gone up by 50 bps or more since the last quarterly roll date, enter the short term rate increase position by going short 4th Eurodollar (interest rate) futures contracts (when rates rise, futures prices fall) on a
          10x levered basis

     --   Carry: which is overlaid as a secondary filter if 3m USD Libor is stable.

     --   When the central bank is cutting rates, reflected by movements in 3m
          Libor, the primary strategy is to go long futures and vice versa

[]   Historically, if the Fed cuts or increases rates, it is very likely to repeat the same action.

Source: Deutsche Bank Research

Trends Plus

(BBG: DBTRUSPL)

20

Index Returns


Trends Plus (BBG: DBTRUSPL)
S&P 500 TR (BBG: SPTR)
Live Date
Rebased Level (01/31/90 = 100)
1,200
1,000
800
600
400
200
-
01/90
01/92
01/94
01/96
01/98
01/00
01/02
01/04
01/06
01/08
01/10
01/12

Annual Returns


2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
Trends Plus (BBG: DBTRUSPL)
S&P 500 TR (BBG: SPTR)

Performance Analysis

01/31/90 to 04/30/13	Trends Plus	S&P 500 TR
Compound Annualized Returns	10.0%	9.3%
Volatility (Daily Returns)	11.32%	18.21%
Sharpe Ratio	0.89	0.51
Max Draw down (Intramonth Measurement)	-51.31%	-61.22%
Start Date	08/10/11	04/30/13
End Date	08/08/05	03/09/09
Max/Min Returns		
Rolling 3 Months	19.3%, -15.1%	25.8%, -29.6%
Rolling 12 Months	50.9%, -18.1%	53.6%, -43.3%
Rolling 12 Months		
% Positive	79.55%	80.67%
% Negative	20.45%	19.33%
Average	11.03%	10.60%
Median	7.97%	12.56%
Correlation to S&P 500 TR	(0.10)	1.00

Monthly Returns Analysis

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013
Jan	-0.4%	0.8%	1.2%	0.8%	1.9%	6.4%	-1.0%	5.3%	1.3%	-2.8%	-0.6%
Feb	3.4%	3.7%	3.1%	1.7%	-3.2%	3.6%	-1.6%	2.6%	-0.6%	0.2%	0.5%
Mar	0.9%	1.8%	1.8%	1.7%	0.1%	0.4%	4.3%	-0.7%	-0.3%	0.1%	-0.3%
Apr	2.1%	-9.4%	-3.3%	-0.1%	0.7%	-9.0%	-1.6%	1.5%	3.4%	0.2%	0.7%
May	3.0%	-2.0%	-1.4%	1.6%	3.8%	-3.6%	1.8%	0.6%	1.7%	-0.9%	
Jun	-0.6%	-1.2%	2.4%	1.6%	3.0%	-1.0%	-1.5%	4.7%	-0.6%	0.5%	
Jul	-6.8%	2.1%	-4.5%	-2.8%	3.3%	2.0%	0.8%	2.5%	1.9%	1.5%	
Aug	-1.1%	5.2%	2.9%	-2.0%	2.5%	1.9%	2.1%	0.9%	1.0%	0.1%	
Sep	8.6%	-0.7%	0.6%	-1.0%	1.2%	2.7%	1.7%	1.2%	-0.9%	0.2%	
Oct	-5.0%	1.5%	2.1%	-0.2%	-0.2%	5.5%	1.5%	1.4%	-0.1%	-0.6%	
Nov	-1.3%	-5.1%	0.0%	-1.1%	-8.3%	4.7%	4.5%	-2.5%	-0.9%	0.2%	
Dec	4.7%	2.8%	-0.3%	3.1%	7.0%	7.1%	-5.0%	-0.3%	-0.3%	-0.1%	
Ann	6.8%	-1.4%	4.1%	3.2%	11.6%	21.5%	5.6%	18.3%	5.7%	-1.5%	0.2%

Source: Deutsche Bank, Bloomberg as of 04/30/13

All index returns are retrospectively calculated prior to 02/24/12 (the "Live Date"). The Index has very limited performance history and no actual investment which allowed tracking of the performance of the index was possible before its Live Date. Accordingly, the result shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not indicative of future results

Deutsche Bank

                                                                              21

Muni Trends Plus

Rules-Based Approach to capture Forward Rate Bias in Municipal Bond Market

[]   The index seeks to profit from municipal bond interest rate trends by capturing returns in the Forward Rate Bias and the relative value between the LIBOR curve and the Muni Yield Curve

[]   The Muni Curve tends to be steeper than the Libor Curve

     --   The theoretical Muni ("SIFMA") curve can be derived as Taxable USD
          LIBOR curve x (1 -- Marginal Tax Rate), i. e. 65% x USD LIBOR curve

     --   In normal market environments the short end of the curve approximates the theoretical Muni/LIBOR relationship

     --   However, longer maturities on the Muni Curve have historically had higher yields than would be implied by the USD LIBOR curve and a 35%
          marginal tax rate. Thus, the Muni Curve will have excess roll down compared to the Libor curve

[GRAPHIC OMITTED]

[]   The index maintains a long position (receive fixed) in 1y forward starting
     1y muni swaps

     --   If 3mL has gone up materially (45 bp in preceding quarter), the index enters a short position (pay fixed) to benefit from further rate increases

     --   If 3mL has not gone up materially, the index takes no Libor swap position

     --   The base Muni Trends index is 10x levered

Source: Bloomberg and DB Global Capital Markets

22

Muni Trends Plus

(BBG: DBMUNTRP)

Index Returns



S&P 500 TR (BBG: SPTR)
Muni Trends Plus (BBG: DBMUNTRP)
Live Date
Rebased Level (09/17/90 = 100)
1,600
1,400
1,200
1,000
800
600
400
200
-
09/90
09/91
09/92
09/93
09/94
09/95
09/96
09/97
09/98
09/99
09/00
09/01
09/02
09/03
09/04
09/05
09/06
09/07
09/08
09/09
09/10
09/11
09/12

Annual Returns



2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
Muni Trends Plus (BBG: DBMUNTRP)
S&P 500 TR (BBG: SPTR)

Performance Analysis

09/17/90 to 04/30/13	Muni Trends Plus	S&P 500 TR
Compound Annualized Returns	12.6%	9.7%
Volatility (Daily Returns)	15.01%	18.30%
Sharpe Ratio	0.84	0.53
Max Draw down (Intramonth Measurement)	-24.01%	-55.25%
Start Date	04/14/06	10/09/07
End Date	06/14/07	03/09/09
Max/Min Returns		
Rolling 3 Months	21.0%, -11.7%	25.8%, -29.6%
Rolling 12 Months	53.3%, -8.6%	53.6%, -43.3%
Rolling 12 Months		
% Positive	87.36%	80.08%
% Negative	12.64%	19.92%
Average	13.24%	10.58%
Median	9.78%	12.56%
Correlation to S&P 500 TR	(0.07)	1.00

Monthly Returns Analysis

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013
Jan	-2.5%	1.4%	2.0%	1.1%	-2.5%	3.3%	-2.2%	5.0%	0.6%	2.2%	-0.8%
Feb	3.6%	4.9%	3.0%	2.0%	3.4%	4.0%	0.7%	1.6%	-0.6%	-1.1%	0.4%
Mar	1.2%	1.2%	3.0%	0.7%	0.3%	-0.6%	5.5%	-0.9%	-0.4%	0.5%	-0.3%
Apr	1.0%	-10.4%	-3.8%	0.1%	-0.4%	-6.4%	-0.2%	1.8%	4.2%	0.5%	0.9%
May	6.6%	2.2%	-2.3%	-1.2%	-5.1%	-2.6%	0.6%	1.5%	3.1%	-0.9%	
Jun	-3.9%	-1.2%	1.9%	-1.4%	-1.1%	-2.1%	-2.4%	4.8%	-0.1%	0.8%	
Jul	-5.7%	3.3%	-4.8%	-3.0%	3.3%	2.8%	1.4%	3.5%	2.8%	1.7%	
Aug	-1.9%	6.3%	3.1%	-2.2%	2.1%	3.2%	1.2%	0.5%	2.0%	-0.2%	
Sep	8.1%	0.0%	-0.3%	4.2%	2.5%	-2.4%	0.7%	1.6%	-1.2%	-0.1%	
Oct	-3.8%	2.2%	2.8%	0.4%	-0.6%	7.3%	2.4%	2.1%	0.3%	-0.5%	
Nov	0.7%	-5.9%	-0.2%	1.2%	6.9%	3.1%	5.5%	-3.7%	-1.5%	0.4%	
Dec	3.7%	4.6%	-0.5%	-3.5%	1.1%	6.9%	-5.8%	-1.0%	0.6%	-0.4%	
Ann	6.1%	7.6%	3.5%	-1.8%	9.8%	16.7%	7.1%	17.7%	10.0%	2.9%	0.3%

Source: Deutsche Bank, Bloomberg as of 04/30/13

All index returns are retrospectively calculated prior to 02/28/12 (the "Live Date"). The Index has very limited performance history and no actual investment which allowed tracking of the performance of the index was possible before its Live Date. Accordingly, the result shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not indicative of future results

Deutsche Bank

                                                                              23

Diversified Muni Arbitrage 2 Plus

Rules-Based Approach to Extract Excess of FRB in Muni Market vs. Libor Market

[]   Index seeks to exploit the structural anomaly in the Muni Market which causes the municipal curve to be steeper than the libor curve.

     --   The theoretical Muni ("SIFMA") curve can be derived as Taxable USD
          LIBOR curve x (1 -- Marginal Tax Rate), i. e. 65% x USD LIBOR curve

     --   Historically longer maturities on the Muni Curve have had higher yields than would be implied by the USD LIBOR curve and a 35% marginal tax rate. Thus, the Muni Curve will have excess roll down compared to the Libor curve

     --   This is due to excess supply in longer maturities, which makes actual
          Muni curve deviate from the theoretical curve at the long end

[GRAPHIC OMITTED]

[]   The index goes long muni FRB and short USD Libor FRB:

     []   The index is long a basket of 2y forward starting muni swaps with maturities of 1,2,3,4 and 6y

     []   The index is short a basket of 2y forward starting USD Libor swaps with maturities of 1,2,3,4 and 6y

     []   The ratio of long to short is 2:1 and the index is 50x levered

Source: Bloomberg and DB Global Capital Markets

Diversified Muni Arbitrage 2 Plus

(BBG: DBDMA2PL)

24

Index Returns



450
400
350
300
250
200
150
100
50
-
Rebased Level (01/02/96 = 100)
S&P 500 TR (BBG: SPTR)
DMA 2 Plus (BBG: DBDMA2PL)
Live Date
01/96
01/97
01/98
01/99
01/00
01/01
01/02
01/03
01/04
01/05
01/06
01/07
01/08
01/09
01/10
01/11
01/12
01/13

Annual Returns



2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
DMA 2 Plus (BBG: DBDMA2PL)
S&P 500 TR (BBG: SPTR)

Performance Analysis

01/02/96 to 04/30/13	DMA 2 Plus	S&P 500 TR
Compound Annualized Returns	8.4%	7.6%
Volatility (Daily Returns)	17.83%	20.06%
Sharpe Ratio	0.47	0.38
Max Draw down (Intramonth Measurement)	-33.25%	-55.25%
Start Date	01/08/08	10/09/07
End Date	11/21/08	03/09/09
Max/Min Returns		
Rolling 3 Months	14.8%, -17.6%	25.8%, -29.6%
Rolling 12 Months	43.0%, -17.4%	53.6%, -43.3%
Rolling 12 Months		
% Positive	79.19%	73.60%
% Negative	20.81%	26.40%
Average	8.78%	8.64%
Median	7.15%	11.73%
Correlation to S&P 500 TR	(0.07)	1.00

Monthly Returns Analysis

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013
Jan	-7.9%	1.7%	1.4%	2.4%	-0.2%	-6.1%	-5.4%	2.3%	0.7%	8.5%	-1.9%
Feb	1.6%	4.7%	-2.5%	2.3%	2.7%	-2.1%	-6.4%	-1.1%	-1.6%	-1.5%	1.4%
Mar	1.3%	-1.5%	-0.7%	-2.5%	-0.4%	-0.8%	14.6%	2.6%	5.0%	-0.8%	-0.1%
Apr	1.3%	-7.9%	2.7%	1.6%	0.3%	6.0%	5.7%	2.6%	4.3%	3.5%	3.0%
May	11.4%	2.0%	2.9%	-0.9%	-2.4%	0.5%	-5.5%	-3.3%	4.8%	0.5%	
Jun	-7.4%	3.0%	-1.4%	-0.4%	-2.3%	-4.0%	-1.0%	5.8%	-1.6%	2.4%	
Jul	-14.7%	-0.8%	-1.7%	1.6%	0.6%	3.1%	7.9%	4.7%	7.5%	5.7%	
Aug	4.9%	5.8%	3.9%	4.1%	1.0%	2.7%	-0.2%	2.9%	6.6%	0.4%	
Sep	8.4%	-0.2%	-3.2%	1.4%	2.5%	-9.4%	3.8%	3.1%	-2.5%	-0.4%	
Oct	-3.0%	0.8%	-2.2%	2.7%	-1.5%	1.6%	2.0%	3.1%	0.8%	-0.4%	
Nov	3.4%	-6.4%	0.5%	2.2%	2.6%	-10.5%	7.0%	-5.0%	-0.1%	1.6%	
Dec	1.5%	2.7%	1.1%	-2.4%	1.5%	16.5%	-0.6%	-8.7%	5.2%	-0.4%	
Ann	-2.3%	3.0%	0.4%	12.3%	4.4%	-5.2%	21.8%	8.2%	32.6%	20.5%	2.4%

Source: Deutsche Bank, Bloomberg as of 04/30/13

All index returns are retrospectively calculated prior to 03/01/12 (the "Live Date"). The Index has very limited performance history and no actual investment which allowed tracking of the performance of the index was possible before its Live Date. Accordingly, the result shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not indicative of future results

Deutsche Bank

25

Risk Factors

CURVE ALPHA 10 INDEX STRATEGY RISK -- The Curve Alpha 10 Index is intended to reflect a strategy of making a market neutral investment in certain commodities by taking a long position in futures contracts on such commodities using
Deutsche Bank's proprietary "Optimum Yield Enhanced" methodology (with the exception of futures contracts on Feeder Cattle, Lean Hogs and Live Cattle) and a corresponding short position in the same futures contracts through the relevant SandP GSCI[R] single commodity sub-indices. The Curve Alpha 10 Index seeks to generate stable returns without taking directional exposure to such commodities. Because the market risk inherent in such long positions is designed to be offset by taking volatility-adjusted notional short positions in the same commodities, this long-short strategy is intended to result in a reduced amount of market risk compared with either a long exposure or a short exposure in isolation. If this strategy is not successful, the level of the
Curve Alpha 10 Index may be adversely affected.

EMERALD STRATEGY RISK -- EMERALD is intended to reflect a strategy that aims to monetize the difference between daily volatility and weekly volatility exhibited by the SandP[R] 500 Index by periodically buying daily volatility and selling weekly volatility on the SandP[R] 500 Index in equal notional amounts.
EMERALD will appreciate if daily realized volatility exceeds weekly realized volatility over a given week, but will decline if daily realized volatility is less than weekly realized volatility over a given week. If this strategy is not successful, the level of EMERALD may be adversely affected.

PROVOL BALANCED INDEX STRATEGY RISK -- The strategy of the ProVol Balanced
Index is to generate returns from the expected volatility of the S andP[R] 500
Index by dynamically adjusting a long or short position in the VIX Futures
Index based on the size and direction of a signal and the resulting allocation based on that signal. The signal aims to determine the likely short-term direction of implied volatility and the level of carrying costs. However, the signal may not be predictive of the short-term direction of implied volatility and/or the level of carrying costs. The methodology for determining the signal is based on limited past data and that may not be predictive of future implied volatility. If the signal is not successful in determining the likely short-term direction of implied volatility and/or the level of carrying costs, then the resulting allocation based on that signal may result in a notional long or short position in the VIX Futures Index that declines in value and causes the level of the ProVol Balanced Index to decrease.

X-ALPHA INDEX STRATEGY RISK -- The X-Alpha Index closing level on any trading day will depend on the performance, in relation to each pair of index constituents which consists of a DB Regional Style Index and a benchmark index
(each, an "Index Constituent Pair"), of each DB Regional Style Index compared to the benchmark index with which it is paired. If the overall performance of the DB Regional Style Indices compared to the benchmark indices, when measured by reference to each Index Constituent Pair, is positive, the X-Alpha Index closing level will rise. Conversely, if the overall performance of the DB
Regional Style Indices compared to the benchmark indices, when measured by reference to each Index Constituent Pair, is negative, the X-Alpha Index closing level will fall. Therefore, whether or not the X-Alpha Index closing level rises or falls depends not only on whether or not the levels of any of the DB Regional Style Indices and/or the benchmark indices rise or fall but rather on the overall comparative performance of the DB Regional Style Indices to the relevant benchmark indices when measured by reference to each Index
Constituent Pair. You should, therefore, carefully consider the composition and calculation of each DB Regional Style Index and each benchmark index which together form each Index Constituent Pair.

DB CURRENCY RETURNS PLUS INDEX STRATEGY RISK -- The strategy reflected in the
DB Currency Returns Plus Index takes the view that taking long positions in certain currencies and short positions in other currencies will result in a net gain. However, there is no assurance that any of these strategies will be successful. Various market factors and circumstances at any time and over any period could cause, and have in the past caused, investors to become more risk averse to high yielding currencies, and such risk aversion may lead investors to move out of such currencies rapidly, which will cause the currency to become volatile and lead to large fluctuations, devaluations, exchange controls and inconvertibility. If the strategy of the DB Currency Returns Plus Index is not successful, the level of the index may be adversely affected.

                                                                              26

HAVEN PLUS INDEX STRATEGY RISK -- The Haven Plus Index employs a volatility filter based on the comparison of the long-term and short-term moving averages of one-week implied volatility of EUR/USD at-the-money options to dynamically adjust its notional participation, up to a maximum of 100%, in the Haven Base
Index (as defined below). If the short-term average exceeds the long-term average, the volatility filter will reduce the Haven Plus Index's notional participation in the Haven Base Index. Conversely, if the short-term average falls below the long-term average, the volatility filter will increase the notional participation in the Haven Base Index, up to the maximum of 100%.
Therefore, your exposure to any increase or decrease in the level of the Haven
Base Index may be less than 100%. You may not be able to fully participate in the appreciation of the Haven Base Index if the volatility filter reduces the
Haven Plus Index's notional participation in the Haven Base Index to less than
100%, and you may suffer a greater loss if the Haven Base Index depreciates while the volatility filter increases the notional participation in the Haven
Base Index.

The Haven Base Index is intended to reflect a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling 3-month forward contracts on certain currencies in jurisdictions with low interest rates. The strategy reflected in the Haven Base
Index takes the view that by taking long positions in high yielding currencies and short positions in low yielding currencies, an investor's gain from interest rate differentials between high yielding currencies and low yielding currencies will exceed any potential loss from currency rate risk. This strategy may not be successful and the assumptions on which the strategy is predicated may not prove to be accurate. Various market factors and circumstances at any time and over any period could cause, and have in the past caused, investors to become more risk averse to high yielding currencies, and such risk aversion may lead investors to move out of such currencies rapidly, which will cause the currency to become volatile and lead to large fluctuations, devaluations, exchange controls and inconvertibility.
If the strategy of the Haven Plus Index or the Haven Base Index is not
successful, the level of the Haven Plus Index may be adversely affected.

TRENDS PLUS INDEX STRATEGY RISK -- The Trends Plus Index is designed to reflect the return of an investment strategy that systematically selects long and short positions in Eurodollar futures contracts seeking to capture returns generated by trends in short-term interest rates. If the index methodology suggests that short-term rates are expected to go down, the index seeks to capture returns by taking a long position in the fifth available Eurodollar futures contract
(ranked chronologically), and if the index methodology suggests that short-term rates are expected to go up, the index seeks to capture returns by taking a short position in the fourth Eurodollar futures contract. The Trends Plus Index will generate positive returns if short term U.S. dollar interest rates rise or fall as expected by reference to the investment strategy. A long position in
Eurodollar futures contract is expected to generate positive returns when short term U.S. dollar interest rates fall. A short position in a Eurodollar futures contract is expected to generate positive returns when short term U.S. dollar interest rates rise. If this strategy is not successful, the level of the
Trends Plus Index may be adversely affected.

MUNI TRENDS PLUS INDEX STRATEGY RISK -- The Muni Trends Plus Index is intended to reflect a strategy of capturing returns generated by (i) the over-prediction of future interest rates observed in the U.S. municipal market by taking a long position in one-year forward, one-year swaps on U.S. municipal interest rates in a stable or decreasing interest rate environment, and (ii) the relative value between the yield curve of U.S. municipal interest rates and the yield curve of USD LIBOR in a rising interest rate environment by taking both a long position in one-year forward, one-year swaps on U.S. municipal interest rates and a short position in one-year forward, one-year swaps on USD LIBOR. However, the assumptions underlying the strategy of the Muni Trends Plus Index may not be valid. If the U.S. municipal forward rates under predict future interest rates in U.S. municipal market in a stable or decreasing interest rate environment or if the return from the short position taken by the Muni Trends
Plus Index fails to offset any loss from its long position in a rising interest rate environment, the level of the Muni Trends Plus Index may be adversely affected.

DIVERSIFIED MUNI ARBITRAGE 2 PLUS INDEX STRATEGY RISK -- The Diversified Muni
Arbitrage 2 Plus Index is intended to reflect a strategy of capturing returns generated by the observed tendency of the yield curve of U.S. municipal interest rates to be steeper than the yield curve of USD LIBOR interest rates by taking both a leveraged long position in a basket of forwardstarting swaps on U.S. municipal interest rates and a leveraged short position in a basket of forward-starting swaps on USD LIBOR. However, the assumptions underlying this strategy may not be valid. If the yield curve of U.S. municipal interest rates ceases to be steeper than the yield curve of USD LIBOR interest rates, the level of the Diversified Muni Arbitrage 2 Plus Index may be adversely affected.

                                                                              27

THE INDICES CONTAIN EMBEDDED COSTS -- In calculating the level of an index described herein, the Index Sponsor (as defined below) may deduct embedded fees applicable to the index, which will apply regardless of the performance of the index. These fees will reduce the level of the index, and consequently, the return of the index.

THE INDICES HAVE VERY LIMITED PERFORMANCE HISTORY -- Calculation of these indices began on their respective Live Dates. Therefore, each index has very limited performance history and no actual investment which allowed tracking of the performance of such index was possible before that date. The index performance data prior to this date shown in this presentation have been retrospectively calculated using historical data and a methodology specific to each index. Although the Index Sponsor (as defined below) believes that these retrospective calculations represent accurately and fairly how each index would have performed prior to its Live Date, such index did not, in fact, exist before its Live Date. All prospective investors should be aware that no actual investment that allowed a tracking of the performance of such index was possible at any time prior to its Live Date. Furthermore, it is impossible to predict whether such index will rise or fall. The actual performance of an index may bear little relation to the retrospectively calculated performance of the Index.

DEUTSCHE BANK AG, LONDON BRANCH, AS THE SPONSOR OF THE INDICES, MAY ADJUST EACH
INDEX IN A WAY THAT AFFECTS ITS LEVEL AND MAY HAVE CONFLICTS OF INTEREST --
Deutsche Bank AG, London Branch is the sponsor of the indices (the "Index
Sponsor") and will determine whether there has been a market disruption event with respect to each index. In the event of any such market disruption event, the Index Sponsor may use an alternate method to calculate the closing level of the index. The Index Sponsor carries out calculations necessary to promulgate the index and maintains some discretion as to how such calculations are made.
In particular, the Index Sponsor has discretion in selecting among methods of how to calculate the index in the event the regular means of determining the index are unavailable at the time a determination is scheduled to take place.
There can be no assurance that any determinations made by the Index Sponsor in these various capacities will not affect the value of the levels of the index.
Any of these actions could adversely affect the value of securities or options linked to the index. The Index Sponsor has no obligation to consider the interests of holders of securities linked to the index in calculating or revising such index.

Furthermore, Deutsche Bank AG, London Branch or one or more of its affiliates may have published, and may in the future publish, research reports on the index or investment strategies reflected by an index (or any transaction, product or security related to such index or any components thereof) described herein. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding of transactions, products or securities related to the index. Any of these activities may affect the index or transactions, products or securities related to the index. Investor should make their own independent investigation of the merits of investing in contracts or products related to the index.

                                                                              28

Important Notes

The information contained in this presentation does not provide personal investment advice. It is being provided to you on the condition that it will not form the primary basis for any investment decision. Some of the information contained in this presentation is provided by or based on third party sources believed to be reliable. Deutsche Bank cannot guarantee and is not responsible for the accuracy, completeness, timeliness or suitability for use of information provided by or based on third party sources. The information contained in this presentation is as of the date referenced.
Any transaction that may involve the products, services and strategies referred to in this presentation will involve risks. You could lose your entire investment or incur substantial loss. The products, services and strategies referred to herein may not be suitable for all investors. The information contained in this presentation is being provided on the basis that you have such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks associated with such information. In contemplating any transaction, you should consult with your own investment
RIAs. In any discussion of a proposed transaction, Deutsche Bank would act at arm's length and not in any RIAy or fiduciary capacity.
The information contained in this presentation does not represent the rendering of accounting, tax, legal or regulatory advice. It cannot be used or relied upon for purposes of avoiding compliance with any accounting, tax, legal or regulatory obligations or avoiding satisfaction of any U.S. federal income tax penalties. You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances. Foreign currency rates of exchange may adversely affect the value, price or income of any security or investment. Past performance is no guarantee of future results.

Indicative Pricing Calculations
Indicative note bid and indicative pricing for all Deutsche Bank Structured
Equity Notes are based off of bid levels posted by Deutsche Bank on Bloomberg that reflect indicative unwind levels for a limited notional amount of a given note (generally up to $1,000,000). The indicative bid levels posted by Deutsche
Bank on Bloomberg include accrued interest, if any, for a given security.
Actual unwind levels may vary from the indicative bid levels posted by Deutsche
Bank on Bloomberg depending on many factors that include actual unwind notional amount, current volatility of the underlyer, liquidity in the market, Deutsche
Bank's creditworthiness, and Deutsche Bank's profit and loss amortization assumptions. Deutsche Bank's upfront fees (if any) are amortized over a portion of the life of the trade. Indicative bid levels posted by Deutsche Bank on
Bloomberg may not reflect the true fair value of a given security. The indicative pricing reflected in the presentation reflects market conditions at the time of the indicative pricing and may not be available at a given time based on current market variables. The indicative bid levels posted by Deutsche
Bank on Bloomberg are determined by Deutsche Bank in its sole discretion. Stock total return is calculated using stock price and dividends (if any) paid out to investors during the given timeframe

No offer to purchase
This document does not constitute an offer, an invitation or a recommendation to enter into any transaction. We have sent you this document in our capacity as a potential counterparty acting at arm's length. Pricing levels and valuations published on the Website are indicative and they and other information displayed thereon are for information purposes only.

Past Performance
The past performance of securities, indexes or other instruments referred to herein does not guarantee or predict future performance.

Deutsche Bank may hold positions
We or our affiliates or persons associated with us or such affiliates may:
maintain a long or short position in securities referred to herein, or in related futures or options, purchase or sell, make a market in, or engage in any other transaction involving such securities, and earn brokerage or other compensation.

                                                                              29

Derivatives
Options, structured securities and illiquid investments, such as private investments, are complex instruments and are not be suitable for all investors.
Prior to buying or selling an option investors must review the Characteristics and Risks of Standardized Options:
http://onn.theocc.com/publications/risks/riskstoc.pdf If you are unable to access the website, please contact Deutsche Bank AG at +1 (800) 311-4409 for a copy of this important document.
These investments typically involve a high degree of risk, are not transferable and typically will not be listed or traded on any exchange and are intended for sale only to sophisticated investors who are capable of understanding and assuming the risks involved. The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the equity prices and credit quality of any issuer or reference issuer. Any investor should conduct his/her own investigation and analysis of the product and consult with its own professional advisers as to the risks involved in making such a purchase;
since, it may be difficult to realize the investment prior to maturity, obtain reliable information about the market value of such investments or the extent of the risks to which they are exposed, including the risk of total loss of capital.
Additional information may be available upon request. Any results shown do not reflect the impact of commission and/or fees, unless stated.

Note to US investors
US regulators have not approved the foreign indices for listed options for trading by US investors. Eligible US investors may be able to trade over-the-counter instruments, such as Total Return Swaps or OTC options, to get the foreign index exposure. A discussion of listed options and futures based on the foreign indices may still be relevant to US investors -- because listed instruments underpin dealer hedging of the OTC products traded in the US.

Tax
Deutsche Bank AG, including its subsidiaries and affiliates, does not provide legal, tax or accounting advice. This communication was prepared solely in connection with the promotion or marketing, to the extent permitted by applicable law, of the transaction or matter addressed herein, and was not intended or written to be used, and cannot be used or relied upon, by any taxpayer for purposes of avoiding any U.S. federal income tax penalties. The recipient of this communication should seek advice from an independent tax RIA regarding any tax matters addressed herein based on its particular circumstances.
Any information relating to taxation is based on information currently available. The levels and bases of, and relief from, taxation can change and the benefits of products where discussed may cease to exist. Because of the importance of tax considerations to all option transactions, the investor considering options should consult with his/her tax RIA as to how taxes affect the outcome of contemplated option transactions.

Backtesting
Backtested, hypothetical or simulated performance results discussed herein have inherent limitations. Unlike an actual performance record based on trading actual client portfolios, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight and knowledge of factors that may have possibly affected its performance. Taking into account historical events the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the reinvestment of dividends and other earnings or the deduction of RIAy fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. And do not account for all financial risk that may affect the actual performance of an investment. No representation is made that any trading strategy or account will or is likely to achieve profits or losses similar to those shown. Alternative modeling techniques or assumptions might produce significantly different results and prove to be more appropriate. Past hypothetical backtested results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis.

                                                                              30

Calculations of returns
Calculations of returns on instruments referred to herein may be linked to a referenced index or interest rate. In such cases, the investments may not be suitable for persons unfamiliar with such index or interest rate, or unwilling or unable to bear the risks associated with the transaction. Products denominated in a currency, other than the investor's home currency, will be subject to changes in exchange rates, which may have an adverse effect on the value, price or income return of the products. These products may not be readily realizable investments and are not traded on any regulated market. The securities referred to herein involve risk, which may include interest rate, index, currency, credit, political, liquidity, time value, commodity and market risk and is not suitable for all investors.

Not insured
These instruments are not insured by the Federal Deposit Insurance Corporation
(FDIC) or any other U.S. governmental agency. These instruments are not insured by any statutory scheme or governmental agency of the United Kingdom. The distribution of this document and availability of these products and services in certain jurisdictions may be restricted by law. These securities have not been registered under the United States Securities Act of 1933 and trading in the securities has not been approved by the United States Commodity Exchange
Act, as amended.

The Bank and affiliates
"Deutsche Bank" means Deutsche Bank AG and its affiliated companies, as the context requires. Deutsche Bank Private Wealth Management refers to Deutsche
Bank's wealth management activities for high-net-worth clients around the world. Deutsche Bank Alex. Brown is a division of Deutsche Bank Securities
Inc.

This document only contains select features of the indices. Additional information (including index methodology and rules) about the Deutsche Bank proprietary indices discussed in this presentation is available upon request by calling (212) 250-4940. Before you invest, you should take steps to ensure that you understand and have assessed with your financial advisor , or made an independent assessment of, the appropriateness of the transaction in the light of your own objectives and circumstance, including the possible risks and benefits of such an investment.

Deutsche Bank AG has filed a registration statement (including a prospectus)
with the Securities and Exchange Commission, or SEC, for the offering to which these indicative terms relate. Before you invest, you shoud read the prospectus in that registration statement and the other documents relating to the offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and other documents relating to the offering if you so request by calling toll-free
1-800-311-4409.
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. We will notify you in the event of any changes to the terms of the notes, and you will be asked to accept such changes in connection with your purchase of any notes. You may also choose to reject such changes, in which case we may reject your offer to purchase the notes."